UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 21, 2005

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2005, Bristol-Myers Squibb Company (Registrant) issued a press release announcing that it had reached on December 21, 2005, a mutually acceptable agreement with Merck & Co., Inc. to terminate the collaborative agreement for muraglitazar, the Registrant’s investigational oral medicine for the treatment of type 2 diabetes. Under the termination agreement, all the rights and obligations of the parties under the collaborative agreement, including the standstill provisions, shall have no further force or effect, except for certain limited obligations arising out of events that may have occurred prior to the termination date. The terms of the collaborative agreement were disclosed by the Registrant on Form 8-K filed on May 10, 2004. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

    99.1  Press release, dated December 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bristol-Myers Squibb Company
Date: December 28, 2005
	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 22, 2005